EXHIBIT 21


                              ASA INTERNATIONAL LTD.
                          SUBSIDIARIES OF THE REGISTRANT



                 ASA Properties, Inc. a Massachusetts Corporation
             ASA International Ventures, Inc., a Delaware Corporation
                    ASA Italy, S.r.l., an Italian Corporation
            10 Speen Street, LLC, a Delaware limited liability company









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